Exhibit 99.1

Harvest Oil & Gas Corp.

Unaudited Pro Forma Consolidated Financial Statements

The following unaudited pro forma consolidated financial statements are derived from the historical consolidated financial statements of Harvest Oil & Gas Corp. (“Harvest”, the “Company” or the “Successor”). When referring to Harvest, the intent is to refer to Harvest Oil & Gas Corp., a Delaware corporation, and its consolidated subsidiaries as a whole or on an individual basis, depending on the context in which the statements are made. Harvest is the successor reporting company of EV Energy Partners, L.P. (“EVEP” or the “Predecessor”) pursuant to Rule 15d-5 of the Securities Exchange Act of 1934, as amended. When referring to the Predecessor in reference to the period prior to the Effective Date (as defined below), the intent is to refer to EVEP and its consolidated subsidiaries as a whole or on an individual basis, depending on the context in which the statements are made.

The unaudited pro forma consolidated financial statements give effect to the following:

Reorganization and Fresh Start Accounting: On April 2, 2018, EVEP, and 13 affiliated debtors (collectively, the “Debtors”) each filed a voluntary petition (the cases commenced thereby, the “Chapter 11 proceedings”) for relief under Chapter 11 of Title 11 of the United States Bankruptcy Code (“Chapter 11”) for bankruptcy protection in the United States Bankruptcy Court for the District of Delaware via Case No. 18-10814. The Debtors’ Chapter 11 proceedings were jointly administered under the caption In re EV Energy Partners, L.P., et al., Case No. 18-10814. Harvest emerged from bankruptcy on June 4, 2018 (the “Effective Date”).

Upon emergence on the Effective Date, the Company elected to adopt and apply the relevant guidance provided in accounting principles generally accepted in the United States of America with respect to the accounting and financial statement disclosures for entities that have emerged from Chapter 11 (“fresh start accounting”), which resulted in the Company becoming a new entity for financial reporting purposes effective May 31, 2018 to coincide with the timing of the Company’s normal accounting period close. As a result of the application of fresh start accounting and the effects of the implementation of the plan of reorganization, the consolidated financial statements as of or after May 31, 2018, are not comparable with the consolidated financial statements prior to that date.

San Juan Asset Sale: On April 2, 2019,  Harvest completed the sale of all of its (i) oil and gas properties in the San Juan Basin and (ii) membership interests in EnerVest Mesa, LLC, a wholly-owned subsidiary of EV Properties, L.P., (the “San Juan Asset Sale”) to a third party for total consideration of $37.2 million in cash, net of preliminary purchase price adjustments.

On April 3, 2019, Harvest used the net cash proceeds received from the San Juan Asset Sale as well as cash on hand to repay $47.0 million of the borrowings outstanding under its reserve-based revolving credit facility (the “Credit Facility”). The Company expects a reduction to the borrowing base under Harvest’s Credit Facility during the April 2019 redetermination as a result of the San Juan Asset Sale. The Company also expects the new borrowing base as a result of the redetermination to exceed the amount outstanding as of April 8, 2019. Harvest had $8.0 million drawn on its Credit Facility as of April 8, 2019.

The unaudited pro forma consolidated balance sheet gives effect to the San Juan Asset Sale as if the transactions had been completed as of December 31, 2018. No adjustment was made to the unaudited pro forma consolidated balance sheet for the plan of reorganization or fresh start accounting as this event is reflected in the historical balance sheet of Harvest. The unaudited pro forma consolidated statements of operations give effect to Harvest’s plan of reorganization and fresh start accounting and the San Juan Asset Sale, as if each had been completed as of January 1, 2018.

The unaudited pro forma consolidated financial statements are for informational and illustrative purposes only and are not necessarily indicative of the financial results that would have occurred if the transactions or the Effective Date had occurred on the dates indicated, nor are such financial statements necessarily indicative of the financial position or results of operations in future periods. The unaudited pro forma consolidated financial statements do not include realization of cost savings expected to result from the transactions or the plan of reorganization. The assumptions and estimates underlying the adjustments to the unaudited pro forma consolidated financial statements are described in the accompanying notes. The unaudited pro forma consolidated financial statements should also be read in conjunction with the historical consolidated financial statements and the notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.

Harvest Oil & Gas Corp.

Unaudited Pro Forma Consolidated Balance Sheet

December 31, 2018

(In thousands, except number of shares)

	Successor
		San Juan
		Asset Sale
	Harvest	Pro Forma		Harvest
	Historical	Adjustments		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$6,313	$37,232	(a)	$6,313
		(37,232)	(a)
Equity securities	47,082	-		47,082
Accounts receivable:
Oil, natural gas and natural gas liquids revenues	40,176	-		40,176
Other	4,496	-		4,496
Derivative asset	15,452	-		15,452
Other current assets	2,314	-		2,314
Total current assets	115,833	-		115,833

Oil and natural gas properties, net of accumulated depreciation,
depletion and amortization	405,688	(69,093)	(b)	336,595
Long–term derivative asset	8,499	-		8,499
Other assets	4,474	-		4,474
Total assets	$534,494	$(69,093)		$465,401

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued liabilities:
Third party	$26,146	$(390)	(b)	$25,756
Derivative liability	1,165	-		1,165
Total current liabilities	27,311	(390)		26,921

Asset retirement obligations	117,529	(7,278)	(b)	110,251
Long–term debt, net	115,000	(37,232)	(a)	77,768
Other long–term liabilities	1,036	-		1,036

Commitments and contingencies

Mezzanine equity	79	-		79

Stockholders’ equity:
Successor common stock – $0.01 par value; 65,000,000 shares
authorized; 10,054,816 shares issued and 10,042,468 shares outstanding	100	-		100
Successor additional paid-in capital	249,717	-		249,717
Successor treasury stock at cost - 12,348 shares	(247)	-		(247)
Successor retained earnings	23,969	(24,193)	(c)	(224)
Total stockholders’ equity	273,539	(24,193)		249,346
Total liabilities and equity	$534,494	$(69,093)		$465,401

See accompanying notes to unaudited pro forma consolidated financial statements.

Harvest Oil & Gas Corp.

Unaudited Pro Forma Consolidated Statements of Operations

Year Ended December 31, 2018

(In thousands, except per share/unit data)

	Predecessor	Successor
	Five Months	Seven Months
	Ended	Ended
	May 31, 2018	December 31, 2018	Pro Forma Adjustments
			Reorganization
	EVEP	Harvest	and Fresh Start		San Juan		Harvest
	Historical	Historical	Accounting		Asset Sale		Pro Forma
Revenues:
Oil, natural gas and natural gas liquids revenues	$110,307	$137,169	$-		$(28,378)	(j)	$219,098
Transportation and marketing–related revenues	724	1,431	-		-		2,155
Total revenues	111,031	138,600	-		(28,378)		221,253

Operating costs and expenses:
Lease operating expenses	45,372	64,100	-		(16,060)	(j)	93,412
Cost of purchased natural gas	557	1,026	-		-		1,583
Dry hole and exploration costs	122	177	-		-	(j)	299
Production taxes	5,343	6,482	-		(4,448)	(j)	7,377
Accretion expense on obligations	3,176	5,420	1,105	(d)	(672)	(k)	9,029
Depreciation, depletion and amortization	46,196	16,012	(31,379)	(e)	(3,338)	(l)	27,491
General and administrative expenses	15,648	15,626	-		(1,678)	(j)	29,596
Restructuring costs	5,211	-	(5,211)	(f)	-		-
Impairment of oil and natural gas properties	3	3,065	-		-		3,068
(Gain) loss on sales of oil and natural gas properties	5	(697)	-		-		(692)
Total operating costs and expenses	121,633	111,211	(35,485)		(26,196)		171,163

Operating income (loss)	(10,602)	27,389	35,485		(2,182)		50,090

Other income (expense), net:
Gain (loss) on derivatives, net	444	16,962	-		-		17,406
Interest expense	(13,652)	(7,225)	7,149	(g)	1,768	(m)	(11,960)
Loss on equity securities	-	(11,130)	-		-		(11,130)
Other income, net	776	374	-		-		1,150
Total other income (expense), net	(12,432)	(1,019)	7,149		1,768		(4,534)

Reorganization items, net	(587,325)	(2,323)	589,648	(h)	-		-

Income (loss) before income taxes	(610,359)	24,047	632,282		(414)		45,556

Income tax expense	(166)	(78)	-	(i)	-		(244)

Net income (loss)	$(610,525)	$23,969	$632,282		$(414)		$45,312

Basic and diluted earnings per share / unit:
Net income (loss)	$(12.12)	$2.39					$4.52

Weighted average common shares / units outstanding:
Basic	49,369	10,030					10,030	(n)
Diluted	49,369	10,032					10,032	(n)

See accompanying notes to unaudited pro forma consolidated financial statements.

Harvest Oil & Gas Corp.

Notes to Unaudited Pro Forma Consolidated Financial Statements

NOTE 1. BASIS OF PRESENTATION

The unaudited pro forma consolidated balance sheet as of December 31, 2018, is derived from the historical consolidated balance sheet of Harvest with adjustments to reflect the San Juan Asset Sale.

The unaudited pro forma consolidated statements of operations for the year ended December 31, 2018,  is derived from:

•	the historical consolidated statements of operations of EVEP and Harvest;

•	adjustments to reflect the Company’s plan of reorganization and fresh start accounting; and

•	adjustments to reflect the San Juan Asset Sale.

The unaudited pro forma consolidated balance sheet gives effect to the San Juan Asset Sale as if the transaction had been completed as of December 31, 2018. The unaudited pro forma consolidated statements of operations give effect to Harvest’s plan of reorganization and fresh start accounting and the San Juan Asset Sale, as if each had been completed as of January 1, 2018.

The transactions and events as well as the related adjustments are described below. In the opinion of Harvest’s management, all adjustments have been made that are necessary to present fairly, in accordance with Regulation S-X, the unaudited pro forma consolidated financial statements.

The historical consolidated financial statements have been adjusted in the unaudited pro forma consolidated financial statements to give effect to pro forma events that are (i) directly attributable to the transactions and events, (ii) factually supportable and (iii) with respect to the unaudited pro forma consolidated statements of operations, expected to have a continuing impact on the results following the transactions and events.

In the Notes to Unaudited Pro Forma Consolidated Financial Statements, all dollar and share amounts in tabulations are in thousands of dollars and shares, respectively, unless otherwise indicated.

NOTE 2.  DESCRIPTION OF TRANSACTIONS

The unaudited pro forma consolidated financial statements give effect to the following:

Reorganization and Fresh Start Accounting: Upon emergence from bankruptcy on June 4, 2018,  Harvest applied the provisions of fresh start accounting which resulted in the Company becoming a new entity for financial reporting purposes.

San Juan Asset Sale: On April 2, 2019,  Harvest completed the San Juan Asset Sale and used the net cash proceeds therefrom to repay a portion of the borrowings outstanding under the Credit Facility.

The assets and liabilities, results of operations and cash flows of the properties sold in the San Juan Asset Sale were included in the historical financial statements of Harvest.

As a result of the application of fresh start accounting and the effects of the implementation of the plan of reorganization, the consolidated financial statements on or after May 31, 2018, are not comparable with the consolidated financial statements prior to that date.

NOTE 3.  PRO FORMA ADJUSTMENTS

(a)

Reflects approximately $37.2 million of cash proceeds, net of preliminary purchase price adjustments, received from the San Juan Asset Sale. All of the net cash proceeds received were used to repay a portion of the borrowings outstanding under Harvest’s Credit Facility.

Harvest Oil & Gas Corp.

Notes to Unaudited Pro Forma Consolidated Financial Statements

(b)	Reflects the elimination of assets and liabilities associated with the San Juan Asset Sale as of December 31, 2018. See below for a summary of the net assets sold:

Assets:
Oil and natural gas properties	$69,093

Liabilities:
Current	390
Asset retirement obligations (excluding $390 in current liabilities)	7,278
Total liabilities sold	7,668
Net asset sold	$61,425

(c)

Reflects an expected impairment on the San Juan Asset Sale of approximately $24.2 million, which is based on the information available to the Company at this time. This expected impairment is excluded from the unaudited pro forma statements of operations as it represents a nonrecurring item not expected to have a continuing impact.

(d)	Reflects an increase of accretion expense on obligations based on new asset retirement obligations and asset lives as a result of adopting fresh start accounting as of the Effective Date.

(e)	Reflects a reduction of depreciation, depletion and amortization expense based on new asset values as a result of adopting fresh start accounting as of the Effective Date.

(f)	Reflects the elimination of prepetition restructuring costs of approximately $5.2 million.

(g)

Reflects a reduction of interest expense as a result of the plan of reorganization. The Senior Notes of the Predecessor were cancelled and the Predecessor’s liability thereunder discharged. The holders of claims under the Predecessor’s credit facility received full recovery which consisted of their pro rata share of the new reserved-based revolving credit facility. Borrowings under the Credit Facility bear interest at a floating rate based on, at the Company’s election, a base rate or the London Inter–Bank Offered Rate plus applicable premiums based on the percent of the borrowing base outstanding, which is similar to interest under the Predecessor’s credit facility. The pro forma adjustments to interest expense was calculated as follows:

Year Ended
December 31, 2018
Reversal of Predecessor's senior notes interest expense	$6,996
Reversal of amortization of premium, discount and debt issuance costs on
Predecessor's senior notes	233
Reversal of amortization of debt issuance costs on Predecessor's credit facility	207
Pro forma amortization of debt issuance costs on the Credit Facility	(287)
Pro forma adjustments to decrease interest expense	$7,149

Harvest Oil & Gas Corp.

Notes to Unaudited Pro Forma Consolidated Financial Statements

(h)	Reflects the elimination of nonrecurring reorganization items that were directly attributable to the Chapter 11 proceedings, which consist of the following:

	Predecessor	Successor
	Five Months	Seven Months
	Ended	Ended
	May 31, 2018	December 31, 2018
Gain on settlement of liabilities subject to compromise	$(128,700)	$-
Fresh start valuation adjustments	700,325	-
Professional fees	13,345	2,323
Other	2,355	-
Reorganization items, net	$587,325	$2,323

(i)

Effective June 4, 2018, pursuant to the plan of reorganization, the Successor became a corporation subject to federal and state income taxes. Prior to the plan of reorganization being effective, the Predecessor was a limited partnership and organized as a pass-through entity for federal and most state income tax purposes. As a result, the Predecessor’s limited partners were responsible for federal and state income taxes on their share of taxable income. The Predecessor was subject to the Texas margin tax for partnership activity in the state of Texas. The Successor is also subject to the Texas margin tax for corporate activity in the state of Texas after the Effective Date of the plan of reorganization. Obligations of the Predecessor and Successor under the Texas gross margin tax are recorded as “Income taxes”. Management assesses the available positive and negative evidence to estimate whether it is more likely than not that sufficient future taxable income will be generated to realize the Company’s deferred tax assets. Due to significant negative evidence, the Company established a valuation allowance against its net deferred tax asset. As a result of the valuation allowance, the Company would have had no income tax expense or benefit for the periods.

(j)	Reflects the elimination of the revenues, direct operating expenses and certain general and administrative expenses associated with the San Juan Asset Sale.

(k)	Reflects a reduction of accretion expense on obligations as a result of the San Juan Asset Sale.

(l)	Reflects a reduction of depreciation, depletion and amortization expense as a result of the San Juan Asset Sale.

(m)	Reflects a reduction of interest expense as a result of the repayment of debt of approximately $37.2 million from the net cash proceeds received from the San Juan Asset Sale.

(n)

In accordance with the plan of reorganization, on the Effective Date, all units of Predecessor that were issued and outstanding immediately prior to the Effective Date were cancelled. The Successor issued (i) 9,500,000 new shares of its common stock, par value $0.01 per share (“common stock”) pro rata to holders of the Predecessor’s Senior Notes; (ii) 500,016 shares of common stock pro rata to holders of units of EVEP prior to the Effective Date; and (iii) 800,000 warrants to purchase 800,000 shares of the Company’s common stock to holders of units of EVEP prior to the Effective Date exercisable for a five-year period commencing on the Effective Date entitling their holders upon exercise thereof, on a pro rata basis, to 8% of the total issued and outstanding common stock (including common stock as of the Effective Date issuable upon full exercise of the warrants, but excluding any common stock issuable under the Company’s Management Incentive Plan), at a per share exercise price of $37.48. These transactions were assumed to have occurred as of January 1, 2018. The 800,000 warrants to purchase common stock are excluded from the diluted net earnings per share calculations because of their antidilutive effect.